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                                                                 Exhibit 99.D(2)

                              EXHIBIT 23(d)(2)(31)
               SUB-ADVISORY AGREEMENT ON BEHALF OF JANUS BALANCED

                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     AEGON/TRANSAMERICA FUND ADVISERS, INC.
                                       AND
                          JANUS CAPITAL MANAGEMENT LLC

         SUB-ADVISORY AGREEMENT, made as of the 1st day of May 2002 between AEGON/Transamerica Fund Advisers, Inc. ("Investment Adviser"), a corporation organized and existing under the laws of the State of Florida, and Janus Capital Management LLC ("Sub-Adviser"), a Delaware limited liability company.

         WHEREAS, the Investment Adviser acts as an investment adviser to AEGON/Transamerica Series Fund, Inc. ("Fund"), a Maryland corporation which is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), pursuant to an Investment Advisory Agreement dated January 1, 1997, as amended ("Advisory Agreement"), with the Fund;

         WHEREAS, the Fund is authorized to issue shares of Janus Balanced (the "Portfolio"), a separate series of the Fund;

         WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"); and

         WHEREAS, the Investment Adviser desires to retain the Sub-Adviser as sub-adviser to furnish certain investment advisory services to the Investment Adviser with respect to the Portfolio and the Sub-Adviser is willing to furnish such services.

         NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

         1.       APPOINTMENT.

         Investment Adviser hereby appoints the Sub-Adviser as its investment sub-adviser with respect to the Portfolio for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         2.       DUTIES OF THE SUB-ADVISER.

                  A. Investment Sub-Advisory Services. Subject to the supervision of the Fund's Board of Directors ("Board") and the Investment Adviser, the Sub-Adviser shall act as the investment sub-adviser and shall supervise and direct the investments of the Portfolio in accordance with the Portfolio's investment objective, policies, and restrictions as provided in the Fund's Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the "Prospectus"), and such other limitations as directed by the appropriate officers of the Investment Adviser or the Fund by notice in writing to the Sub-Adviser. The Sub-Adviser shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets, and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of the Portfolio in a manner consistent with the Portfolio's investment objective, policies, and restrictions. In furtherance of this duty, the Sub-Adviser, on behalf of the Portfolio, is authorized, in its discretion and without prior consultation with the Board or the Investment Adviser, to:

              (1) buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds and other securities or assets; and

              (2) place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as the Sub-Adviser may select.

                  B. Additional Duties of Sub-Adviser. In addition to the above, Sub-Adviser shall:

              (1) furnish continuous investment information, advice and recommendations to the Fund as to the acquisition, holding or disposition of any or all of the securities or other assets which the Portfolio may own or contemplate acquiring from time to time;

(2) cause its officers to attend meetings of the Fund and furnish oral or written reports, as the Fund may reasonably require, in order to keep the Fund's officers and Board fully informed as to the condition of the investment securities of the Portfolio, the investment recommendations of the Sub-Adviser, and the investment considerations which have given rise to those recommendations;

(3) furnish such statistical and analytical information and reports as may reasonably be required by the Fund from time to time;

(4) have no responsibility to monitor certain limitations or restrictions, including without limitation, the 90% - source test, for which the Sub-Adviser determines it has not been provided sufficient information in accordance with
Section 2 of this Agreement or otherwise. All such monitoring shall be the responsibility of the Investment Adviser. In addition, the Sub-Adviser shall not be responsible for Fund accounting, nor shall it be required to generate information derived from Fund accounting.

                  C. Further Duties of Sub-Adviser. In all matters relating to the performance of this Agreement, the Sub-Adviser shall, upon prior notification in writing, act in conformity with the Fund's Articles of Incorporation and By-Laws, as each may be amended or supplemented, and the Fund's currently effective Registration Statement (as defined below) and with the written instructions and directions of the Board and the Investment Adviser, and shall comply with the requirements of the 1940 Act, the Advisers Act, the rules thereunder, and all other applicable federal and state laws and regulations.

         3.       COMPENSATION.

         For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, the Sub-Adviser shall receive monthly, (i) an investment management fee as specified in Schedule A of this Agreement. If this Agreement becomes effective or terminates before the end of any month, the investment management fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the pro-ration which such period bears to the full month in which such effectiveness or termination occurs.

         4.       DUTIES OF THE INVESTMENT ADVISER.

                  A. The Investment Adviser shall continue to have responsibility for all services to be provided to the Portfolio pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement.

                  B. The Investment Adviser has furnished the Sub-Adviser with copies of each of the following documents and will furnish to the Sub-Adviser at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available:

                   (1) The Articles of Incorporation of the Fund, as filed with the State of Maryland, as in effect on the date hereof and as amended from time to time ("Articles"):

                   (2) The By-Laws of the Fund as in effect on the date hereof and as amended from time to time ("By-Laws");

                   (3) Certified resolutions of the Board of the Fund
                       authorizing the appointment of the Investment Adviser and the Sub-Adviser and approving the form of the Advisory Agreement and this Agreement;

                   (4) The Fund's Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A, as filed with the Securities and Exchange Commission ("SEC") relating to the Portfolio and its shares and all amendments thereto ("Registration Statement");

                   (5) The Fund's Prospectus (as defined above);

                   (6) A certified copy of any publicly available financial
                       statement or report prepared for the Fund by certified or independent public accountants, and copies of any financial statements or reports made by the Portfolio to its shareholders or to any governmental body or securities exchange;
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                   (7) Notice of the Fund's custodian designated to hold assets in the Fund;

                   (8) A list of the countries approved by the Trustees in
                       accordance with Rule 17f-5 in which Fund assets may be maintained and a list of those countries available immediately;

                   (9) Reports as to the composition of assets in the Fund, cash requirements and cash available for investment in the Fund;

                  (10) Copies of Investment Adviser's liquidity procedures,
                       cross-trade procedures, repurchase agreement procedures, 10f-3, 17a-7 and 17e-1 procedures and other procedures that may affect the duties of Sub-Adviser;

                  (11) A list of "affiliates" of the Fund, as such term is used in the 1940 Act, including all broker-dealers affiliated with the Fund;

                  (12) Applicable Commodities Futures Trading Commission
                       exemptions, notifications and/or related documentation;

                  (13) A list of established futures accounts; and

                  (14) An Internal Revenue Service Form W-9 completed by the
                       Fund.

         The Investment Adviser shall furnish the Sub-Adviser with any further documents, materials or information that the Sub-Adviser may reasonably request to enable it to perform its duties pursuant to this Agreement.

                  C. During the term of this Agreement, the Investment Adviser shall furnish to the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Portfolio or the public, which refer to the Sub-Adviser or investment companies or other advisory accounts advised or sponsored by the Sub-Adviser in any way, prior to the use thereof, and the Investment Adviser shall not use any such materials if the Sub-Adviser reasonably objects in writing fifteen business days (or such other time as may be mutually agreed) after receipt thereof.

                  D. Investment Adviser shall be responsible for providing such assistance in setting up and maintaining brokerage accounts and other accounts as Sub-Adviser reasonably requests to allow for the purchase or sale of various forms of securities pursuant to this Agreement.

         5.       BROKERAGE.

                  A. The Sub-Adviser agrees that, in placing orders with broker-dealers for the purchase or sale of portfolio securities, it shall attempt to obtain quality execution at favorable security prices (best price and execution); provided that, on behalf of the Fund, the Sub-Adviser may, in its discretion, agree to pay a broker-dealer that furnishes brokerage or research services as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended ("1934 Act"), a higher commission than that which might have been charged by another broker-dealer for effecting the same transactions, if the Sub-Adviser determines in good faith that such commission is reasonable in relation to the brokerage, research services or other goods provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act). In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.

                  B. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients.

                  C. In addition to the foregoing, the Sub-Adviser agrees that orders with broker-dealers for the purchase or sale of portfolio securities by the Portfolio shall be placed in accordance with the standards set forth in the Advisory Agreement.

         6.       OWNERSHIP OF RECORDS.

         The Sub-Adviser shall maintain all books and records required to be maintained by the Sub-Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Fund. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees: (i) that all records that it maintains for the Fund are the property of the Fund, (ii) to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act and (iii) agrees to surrender promptly to the Fund any records that it maintains for the Fund upon request by the Fund; provided, however, the Sub-Adviser may retain copies of such records.

         7.       REPORTS.

         The Sub-Adviser shall furnish to the Board or the Investment Adviser, or both, as appropriate, such information, reports, evaluations, analyses and opinions as the Sub-Adviser and the Board or the Investment Adviser, as appropriate, may mutually agree upon from time to time.

         8.       SERVICES TO OTHERS CLIENTS.

         Nothing contained in this Agreement shall limit or restrict (i) the freedom of the Sub-Adviser, or any affiliated person thereof, to render investment management and corporate administrative services to other investment companies, to act as investment manager or investment counselor to other persons, firms, or corporations, or to engage in any other business activities, or (ii) the right of any director, officer, or employee of the Sub-Adviser, who may also be a director, officer, or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

         9.       SUB-ADVISER'S USE OF THE SERVICES OF OTHERS.

         The Sub-Adviser may (at its cost except as contemplated by Paragraph 5 of this Agreement) employ, retain, or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of obtaining such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities, or such other information, advice, or assistance as the Sub-Adviser may deem necessary, appropriate, or convenient for the discharge of its obligations hereunder or otherwise helpful to the Sub-Adviser, as appropriate, or in the discharge of Sub-Adviser's overall responsibilities with respect to the other accounts that it serves as investment manager or counselor, provided that the Sub-Adviser shall at all times retain responsibility for making investment recommendations with respect to the Portfolio.

         10.      INDEMNIFICATION.

         The Sub-Adviser shall exercise its best judgment in rendering the services in accordance with the terms of this Agreement. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Portfolio in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Portfolio or their shareholders, or the Adviser, to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement ("disabling conduct"). The Adviser will indemnify the Sub-Adviser against, and hold harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses), including any amount paid in satisfaction of judgments, in compromise or as fines or penalties, not resulting from disabling conduct by the Sub-Adviser. The Sub-Adviser shall be entitled to advances from the Adviser for payment of reasonable expenses incurred in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under law.

         11.      REPRESENTATIONS OF INVESTMENT ADVISER AND SUB-ADVISER.

         The Investment Adviser and Sub-Adviser represent, warrant, and agree as follows:

         A. The Investment Adviser and Sub-Adviser: (i) are registered as investment advisers under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) are not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) have met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) have the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the other party to this Agreement of the occurrence of any event that would disqualify them from serving as an investment adviser of an investment company pursuant to Section 9
(a) of the 1940 Act or otherwise.

                  B. The Investment Adviser and Sub-Adviser have adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if they have not already done so, will provide each other and the Fund with a copy of such code of ethics, together with evidence of its adoption, provided, however that Sub-Adviser is not required to comply with Investment Adviser's code of ethics and Investment Adviser is not required to comply with Sub-Adviser's code of ethics.

                  C. The Investment Adviser and Sub-Adviser have provided each other and the Fund with a copy of each Adviser's Form ADV as most recently filed with the SEC and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to each other.

         12.      TERM OF AGREEMENT.

         This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolio's outstanding voting securities. Unless sooner terminated as provided herein, this Agreement shall continue for an initial term ending April 30. 2004. Thereafter, this Agreement shall continue in effect from year to year, with respect to the Portfolio, subject to the termination provisions and all other terms and conditions hereof, so long as such continuation shall be specifically approved at least annually (a) by either the Board, or by vote of a majority of the outstanding voting securities of the Portfolio; or (b) in either event, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors of the Fund who are not parties to this Agreement or interested persons of any such party. The Sub-Adviser shall furnish to the Fund, promptly upon its request such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal, or amendment hereof.

         13.      TERMINATION OF AGREEMENT.

         Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio, or per the terms of the exemptive order - Release No. 23379 - under Section 6(c) of the Act from
Section 15(a) and Rule 18f-2 under the Act, on at least 60 days' prior written notice to the Sub-Adviser. This Agreement may also be terminated by the Investment Adviser: (i) on at least 60 days' prior written notice to the Sub-Adviser, without the payment of any penalty; or (ii) if the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement. The Sub-Adviser may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on at least 60 days' prior notice to the Investment Adviser. This Agreement shall terminate automatically in the event of its assignment or upon termination of the Advisory Agreement.

         14.      AMENDMENT OF AGREEMENT.

         No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of a majority of the Portfolio's outstanding voting securities and a vote of a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, unless otherwise permitted in accordance with the 1940 Act.

         15.      MISCELLANEOUS.

                  A. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Massachusetts without giving effect to the conflicts of laws principles thereof, and the 1940 Act. To the extent that the applicable laws of the State of Massachusetts conflict with the applicable provisions of the 1940 Act, the latter shall control.

                  B. Captions. The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  C. Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof, and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

                  D. Interpretation. Nothing herein contained shall be deemed to require the Fund to take any action contrary to its Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Fund.

                  E. Definitions. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC validly issued pursuant to the 1940 Act. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell," and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation, or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order, unless the Investment Adviser and the Sub-Adviser agree to the contrary.

                  F. Expenses. Investment Adviser and the Fund shall assume and pay their respective organizational, operational, and business expenses not specifically assumed or agreed to be paid by Sub-Adviser pursuant to this Agreement. Sub-Adviser shall pay its own organizational, operational, and business expenses but shall not be obligated to pay any expenses of Investment Adviser or the Fund, including without limitation: (a) interest and taxes; (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments for the Fund; and (c) custodian fees and expenses. Any reimbursement of management fees required by any expense limitation provision and any liability arising out of a violation of Section 36(b) of the 1940 Act shall be the sole responsibility of Investment Adviser.

         16.      CUSTODIAN.

The Fund assets shall be maintained in the custody of the custodian as identified by the Investment Manager. Any assets added to the Fund shall be delivered directly to such custodian. Sub-Adviser shall have no liability for the acts or omissions of any custodian of the Fund's assets. Sub-Adviser shall have no responsibility for the segregation requirement of the 1940 Act or other applicable law.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ATTEST:                             AEGON/TRANSAMERICA FUND ADVISERS, INC.

By:    /s/ Gayle A. Morden          By:     /s/ John K. Carter
    ---------------------------         ----------------------------
Name:  Gayle A. Morden              Name:  John K. Carter
Title: Assistant Vice President     Title: Vice President, General
       and Assistant Secretary             Counsel, Compliance Officer
                                           and Secretary

ATTEST:                             JANUS CAPITAL MANAGEMENT LLC

By:   ______________________        By:   ______________________________
Name:  _____________________        Name:    ______________________________
Title:  ____________________        Title:  _____________________________
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                             SUB-ADVISORY AGREEMENT

                                   SCHEDULE A

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     PORTFOLIO               SUB-ADVISER COMPENSATION                   TERMINATION DATE
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
  JANUS BALANCED        0.45% of the first $500 million of the           April 30, 2004
                          Portfolio's average daily net assets;
                          0.425% of the next $500; and 0.40% of
                          the Portfolio's average daily net assets
                          over $1 billion, less 50% of the amount
                          paid or reimbursed by the investment
                          adviser pursuant to the Portfolio's
                          expense limitation*
--------------------------------------------------------------------------------------------

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* Sub-Adviser will share 50% of the amounts reimbursed by the Investment Adviser for the first 24 months of the Agreement.